UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 5, 2022

SONOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38603	03-0479476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

614 Chapala Street

Santa Barbara, California 93101

(Address of principal executive offices, including zip code)

(805) 965-3001

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SONO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Sonos, Inc. (the “Company”) filed with the Securities and Exchange Commission (the "SEC") on August 10, 2022, which reported the resignation of Brittany Bagley as Chief Financial Officer of the Company and the appointment of Eddie Lazarus as Interim Chief Financial Officer of the Company, each effective as of September 1, 2022 (the “Original Form 8-K”). Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide information called for in Item 5.02(c)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Company has appointed Eddie Lazarus, Chief Legal Officer, as Interim Chief Financial Officer of the Company and principal financial officer of the Company, effective September 1, 2022.

Effective September 1, 2022, Mr. Lazarus will receive an increased base salary of $475,000. Mr. Lazarus also received a one-time grant of restricted stock units on September 1, 2022 (the “Grant Date”), with a target value of approximately four million dollars ($4,000,000), which will vest fifty percent (50%) on the first anniversary of the Grant Date and fifty percent (50%) on the second anniversary of the Grant Date, generally subject to Mr. Lazarus’s continued employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOS, INC.

Date: September 6, 2022	By:	/s/ Eddie Lazarus
Eddie Lazarus Interim Chief Financial Officer and Chief Legal Officer